Exhibit 99

                               Press Release

                                   Dated

                              October 11, 2000


















                                Press Release

Today's date: October 11, 2000                    Contact: Bill W. Taylor
Release date: Immediately                         Executive Vice President,
                                                   C.F.O.
                                                  (903) 586-9861

              JACKSONVILLE BANCORP, INC. TO REPURCHASE UP TO
                       98,385 SHARES OF COMMON STOCK

     Jacksonville, Texas, October 11, 2000 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas announced today that it has commenced an open-market stock repurchase program of up to 98,385 shares, or 5% of the Company's outstanding shares of common stock. Repurchases will be made by the Company from time to time during a one year period ending October 11, 2001 as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     The company has recently completed the repurchase of 103,500 shares of stock as announced in a press release dated February 9, 2000.

     On June 30, 2000, the Company had $298.7 million of total consolidated assets, $218.4 million of total deposits and $33.6 million of total stockholders' equity. Jacksonville Savings Bank, a Texas chartered savings bank, is a subsidiary of the Company's, that conducts business from its main office located in Jacksonville, Texas, and seven branch locations.